Exhibit 32.01

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officers of UFP Technologies, Inc., a Delaware corporation (the “Company”), do hereby certify, to the best of such officers’ knowledge and belief, that:

(1)           The Annual Report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Form 10-K fairly presents, in all materials respects, the financial condition and results of operations of the Company.

/s/ R. Jeffrey Bailly
Date March 30, 2010	R. Jeffrey Bailly Chairman, Chief Executive Officer, President, and Director (Principal Executive Officer)

/s/ Ronald J. Lataille
Date March 30, 2010	Ronald J. Lataille Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to UFP Technologies, Inc. and will be retained by UFP Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.